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                                                                   EXHIBIT 10.13



                               SUPPLY AGREEMENT
                                  No. C000325


                                      FOR


                      MANUFACTURING AND RELATED SERVICES

                                    Between

                             SOLECTRON CORPORATION


                                      And


                           ZHONE TECHNOLOGIES, INC.
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                               SUPPLY AGREEMENT
                                 No.  C000325

This Supply Agreement ("Agreement") is entered into by and between Solectron Corporation, located at 847 Gibraltar Drive, Milpitas, CA 95035, by and on behalf of its subsidiaries and affiliates ("Solectron") and Zhone Technologies, Inc., located at 7677 Oakport Street, Suite 1040, Oakland, CA 94621, by and on behalf of its subsidiaries and affiliates ("Zhone").

1.0  Agreement Structure

1.1 This Agreement shall become effective concurrently with the date of execution of the Asset Purchase Agreement ("Effective Date").

1.2 This Agreement consists of: (i) this base Supply Agreement which defines the basic terms and conditions of the relationship between the parties;
     (ii) Statements of Work; and (iii) the following Exhibits, which detail among other things specific information regarding work performed under this Agreement

          Exhibit A-1 - Products
          Exhibit B-1 - Pricing Model
          Exhibit C-1 - Flexibility/Cancellation/Component Liability Exhibit D - Out of Warranty Services
          Exhibit E - Commodity Substitution Approval Form

1.3 If there is a conflict among the terms and conditions of the various documents or an ambiguity created by differences between them, the order of decreasing precedence shall be (i) Statements of Work, (ii) Exhibits, and
     (iii) Supply Agreement.

2.0  Definitions

     "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated March 13, 2000, between Solectron Texas, L.P. and Premisys Communications, Inc.

     "Components" shall mean any parts, material, components, or other items that are used in the manufacture and assembly of Products.

     "Engineering Change" or "EC" shall mean any electrical or mechanical change(s) to a Product which would affect the function, performance, programming model, reliability, safety, serviceability, appearance, dimensions, tolerances, or composition of bills of material, or material sources thereof.

     "Engineering Support Services" means those services described in Section
     5.3.

     "Excess Components" means Components in Solectron's inventory that were purchased within agreed to material order Lead Times and in quantities to support Zhone's demand forecast, which
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     are non-cancelable and/or non-returnable and for which the latest demand forecast does not show consumption in any Product within the next ninety
     (90) days.

     "Final Premium Amount" has the meaning specified in Section 2.5 of the Asset Purchase Agreement.

     "Lead Time" means (i) with respect to Components, the minimum length of time prior to a specific delivery date that Solectron must issue a purchase order for Components to ensure delivery by such date; and (ii) with respect to Products, the minimum length of time prior to a specific delivery date that Solectron must receive an order from Zhone to ensure manufacture and delivery by such date.

     "Manufacturing Design" means any Work Product or any other material, including mechanical design elements in support of the manufacturing process, that relate to manufacturing equipment, manufacturing processes and/or the manufacturability of Products (i.e. DFX).

     "Manufacturing Services" means those services described in Section 5.2.

     "Material Breach" means those events of breach set forth in Section 16.1.

     "No Defect Found" or "NDF" shall mean a Product whose function was suspect, but no specific fault was detected in Solectron's performance of failure analysis.

     "Obsolete Components" means Components in Solectron's inventory that were purchased within agreed to material order Lead Times and in quantities to support Zhone's demand forecast, which are non-cancelable and/or non-returnable and for which the latest demand forecast does not show consumption in any Product within the next one-hundred eighty (180) days.

     "Order" shall have the meaning specified in Section 6.4.

     "Pre-existing Work Product" means Work Product created or owned (as between Solectron and Zhone) by one party prior to the date of this Agreement.

     "Pre-Production Services" means those services described in Section 5.1.

     "Product(s)" means the completed assemblies manufactured by Solectron and also includes any field replaceable units, specific components of a field replaceable unit, subassemblies of a field replaceable unit, service Parts, documentation, code and related Services associated with the completed assemblies as specified in the Exhibits. Products shall not include Prototypes. The initial Products covered by this Agreement are set forth on Exhibit A-1 ("Initial Products"). The parties may add or delete Products from this Agreement only by mutual agreement. Any Products added will be set forth in additional Exhibits (e.g., Exhibit A-2, Exhibit A-3, etc.) signed by both parties ("Follow-on Products"). In lieu of a separate Product Exhibit, the parties may agree to add Products via quotations against which Orders are placed. The term Products shall mean only Initial Products and any Follow-on Products, only if applicable.

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     "Product Design" means any Work Product or any other material, including electrical, mechanical, industrial, circuit and/or schematic design elements, and Product Specifications, that relate to the functional design of the Products.

     "Prototype" means a preliminary version of a Product which may or may not be functional, is intended for internal use and testing and not for resale, and is not suitable for production in commercial quantities.

     "RMA" means returned material authorization.

     "Return" means an amount equal to the product of the Final Premium Amount times 1.333.

     "Services" shall mean the pre-production, manufacturing, testing, engineering, and other related services described in this Agreement, applicable Exhibits, and Statements of Work.

     "Statement(s) of Work" shall mean documents agreed to in writing by both parties, which describe the work to be performed, the pricing for such work, the specifications and any supplemental terms that additionally apply to such work. In the absence of such separate document(s), Solectron's quotation(s) against which Zhone's orders are submitted and accepted will constitute the Statement(s) of Work. This Agreement may include multiple Statements of Work.

     "Specifications" shall mean that portion of each Statement of Work that provides objective, physical specifications for work to be performed. Solectron will purchase and assemble material according to such specifications. The Commodity Substitution Approval Forms attached hereto and incorporated herein (Attachment B) shall be considered part of Zhone's specifications.

     "Test Design" means any Work Product or other material, including test development, programming, or processes, related to testing a Product.

     "Tooling" means equipment, fixtures, tools, testers, code and other similar items used in performance of this Agreement.

     "WIP" means work-in-process and relates to partially completed Products in Solectron's manufacturing process.

     "Work Product" means (a) any net list, schematic, diagram, circuitry, technology, invention, idea, discovery, improvement, design, concept, technique, algorithm, formula, method, process, configuration, mechanism, model, system, network, data, plan, library, work of authorship, file, media, record, report, copy, pictorial work, graphic work, audiovisual work, hardware, firmware, computer interface (including for example but not limited to programming interfaces), computer language, computer protocol, computer software program or application (irrespective of whether source code or object code), flow chart, blueprint, drawing, graph, information, material, research or development, irrespective of whether patentable, or
     (b) any portion, copy or extract of such Work

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     Product, irrespective of whether in tangible or intangible form, and irrespective of the media of such Work Product.

3.0  Term

3.1 Except as provided by Section 16.0, this Agreement shall be effective on the Effective Date and shall remain in force for (i) the Initial Products for four (4) years, and (ii) any Follow-on Products until such time as the parties execute a separate, definitive agreement covering those Products (the "Initial Term"). Following the Initial Term, this Agreement shall automatically be renewed for one (1) year. Thereafter, this Agreement shall automatically be renewed for successive one (1) year increments unless either party requests in writing, at least ninety (90) days prior to the anniversary date, that this Agreement not be so renewed. The parties acknowledge the need to better understand the business model for, and appropriate terms that should apply to, Follow-on Products and the parties will endeavor to negotiate a separate agreement to address these Products.

4.0  Purchase Commitment and Prices

4.1 During the Initial Term and subject to the limitations set forth herein, Solectron shall supply and Zhone shall purchase Initial Products and related Manufacturing Services exclusively from Solectron.

4.2 The pricing model for the Initial Products is set forth in Exhibit B-1, which may be changed by mutual agreement of the parties by executing a new pricing model. The pricing model for Follow-on Products will be set forth in an additional Exhibit(s) that corresponds to the applicable Product Exhibit (e.g., Exhibit B-1, B-2, etc.) which is signed by both parties, or in a quotation against which Orders are placed. During the Initial Term of this Agreement, the prices for Initial Products (and any other mutually agreed Products) will include a five percent (5%) mark-up over the agreed base pricing model to enable Solectron to recover the Return. During the Initial Term of this Agreement, the parties agree to meet on each anniversary of the Effective Date to review the status of Solectron's recovery of the Return. If Solectron recovers the Return prior to the expiration of the Initial Term of this Agreement, then the prices then in effect will be reduced by the five percent (5%) mark-up. At each review, if the revenue stream from the Products is not achieving an annual run-rate that is consistent with recovery of the Return during the Initial Term of this Agreement, then within thirty (30) days of said review, Zhone will make a payment to Solectron equal to that portion of the Return on a pro-rated basis that has not been recovered at the time of the review. The parties further agree that if Solectron has not recovered the Return by the expiration of the Initial Term of this Agreement, then within thirty (30) days of the expiration of the Initial Term of this Agreement, Zhone will make a payment to Solectron equal to that portion of the Return that has not been recovered by Solectron.

4.3 In the event that Zhone rightfully terminates this Supply Agreement in accordance with Section 16.1 for Solectron's Material Breach, Zhone's purchase commitment contained in Section 4.1 above and Zhone's guarantee that Solectron shall receive the Return contained in Section 4.2 above will be terminated without further obligation to Solectron.

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4.4  Prices for Pre-Production, Engineering Support Services, Out-of-Warranty
     Service, and all other services will be mutually agreed to by the parties.

4.5 The parties acknowledge and agree to meet quarterly to review the Product prices for the purpose of reducing the Product prices for the upcoming quarter. Each party shall diligently pursue cost improvement opportunities for each and every element of the price to reduce the cost of the Products, including but not limited to, recommending design or process changes, and new sources, which may result in an overall cost reduction. The parties acknowledge and agree that the Price for any particular Product may be increased to the extent of any price increase of any Component incorporated into such Product or any increases in assembly or test time due to any Engineering Change order or specific instructions from Zhone. Any price change shall apply only to purchase orders or material releases issued after the effective date of such price change.

5.0  Products, Services and Systems

5.1  Pre-Production Services.

     (i) Solectron shall provide Pre-Production Services to Zhone as agreed upon by the parties. The specific scope of Pre-production Services will be specified in the Statement of Work applicable to the Product, and may include, without limitation, the following:

          A.  design for manufacturing and test evaluations
          B.  development of assembly and test processes
          C.  development of test programs and/or fixtures
          D.  production of prototype and/or validation units

     (ii) Solectron will perform such Pre-Production Services and deliver any pre-production deliverables to Zhone in accordance with the pre-production schedule and accepted order(s) applicable to such Pre-Production Deliverables. If Zhone requires Solectron to produce prototype builds, Solectron will:

          A. deliver each such build within five (5) days of commencing production of the prototype build provided Solectron has all necessary material, documentation, tools, fixtures and equipment;
          B. deliver a DFM report to Zhone within five (5) days after delivering a prototype build to Zhone.

     (iii) Solectron shall operate a prototype facility dedicated to production of pre-production deliverables in such a manner as to ensure that the prototype build activity will not hinder Solectron's manufacturing capability to meet Zhone's Product demand requirements and vice versa.

     (iv) The parties shall agree in writing upon pricing for prototype and pilot builds. Costs for other services will be handled in accordance with the provisions of Section 5.3 below.

     (v) Test Engineering. Zhone will provide Solectron with test vectors and all other information reasonably necessary to develop test programs and fixtures for the Products. Solectron will designate a test engineer(s), as Zhone deems necessary and as mutually agreed, who shall be responsible for interacting with Zhone's test engineering group in a timely manner to develop and/or support (as specified in the relevant Product plan) test programs and test fixtures for use in manufacturing such Product for Zhone. Upon mutual agreement by the parties, Solectron will locate such test engineer(s) at Zhone's engineering facilities.

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     (vi)   Pre-Production Reports and Reviews.  Prior to the award of any pre-
     production program by Zhone, Solectron shall provide Zhone with a project plan which includes a detailed timeline with milestones. Upon award of any pre-production program by Zhone the parties will mutually agree upon the detailed project plan. During the pre-production program, Solectron will provide Zhone with regular written progress reports at least monthly. All such reports shall include, but shall not be limited to, the following: (A) status of progress toward milestones; (B) short description of problems or potential problems, if any, preventing Solectron from meeting the milestones; (C) recovery method proposed in order to meet milestones, if needed, and (D) any other information related to the pre-production Services as reasonably requested by Zhone.

     (vii) Zhone shall have the right to conduct periodic reviews of Solectron's Pre-Production Services. Upon reasonable notice, Solectron will allow Zhone, during Solectron's normal business hours, to visit those portions of Solectron's facilities used to perform such pre-production Services to inspect and discuss the status of pre-production activities.

5.2 Manufacturing Services. Solectron will accept any Orders for Products issued in accordance with this Agreement. Solectron agrees to manufacture, test, package and deliver the Product quantities committed in accordance with the Specifications and Quality Plan for such Products and deliver such quantities to Zhone or its customers, pursuant to the terms of this Agreement.

5.3 Engineering Support Services. Solectron shall provide Engineering Support Services which shall include, without limitation, the following:

          A. Designated Component Engineering liaison to interact with Zhone's designers. Such liaison will, among other things, assist in the selection of Components meeting design requirements and coordinate Component evaluations and qualifications.
          B. Support Zhone's quick turn prototype requirements.
          C.  Perform  Beta  Pilot  production  checkout.
          D. Provide seamless transfer from prototype/pilot environment to Solectron's volume production sites.

     Such services will be provided at mutually agreed pricing and, except as provided otherwise herein, billed in the period supplied. Designated resources will be billed on a monthly basis.

5.4 Out-of-Warranty Service. Solectron shall provide Out-of-Warranty Service to Zhone under terms and conditions substantially similar to the form attached as Exhibit D.

5.5 Failure Analysis, Repair and Refurbishment. Solectron shall provide failure analysis, repair and refurbishment services to Zhone for both in-warranty and out-of-warranty Products as set forth in Section 15.2 and Exhibit D, respectively.

5.6. Program Management. Each party shall designate a manager authorized to act as its worldwide single point of contact for all business and strategic issues pertaining to this Agreement. In addition, Solectron shall designate a program manager(s), who may be physically located at Zhone's facility, to act as Solectron's single point of contact with Zhone in connection with each new Product release to be manufactured by Solectron hereunder. The parties shall agree upon in writing the scope of the program manager's responsibilities during the Product life cycle. Solectron shall implement a

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     dedicated "customer focus team", consisting of (at least) one (1) program manager, one (1) materials manager and one (1) technical manager. The responsibility of the customer focus team shall be to manage Solectron's performance hereunder.

5.7 Tooling and NRE. The Parties acknowledge and agree that Solectron may incur non-recurring expenditures for Tooling, software programs and other expenses for the manufacture of the Products. All such non-recurring expenditures will be agreed upon in writing by Zhone and Solectron prior to incurrence and be the subject of separate purchase orders which will be independent of any Orders for Products. Solectron will invoice Zhone for such approved expenditures and such invoices will be paid by Zhone within ten (10) days of the date of the invoice. Unless otherwise agreed in writing by the parties, Tooling will be furnished and owned solely by Zhone and consigned to Solectron, or purchased or manufactured by Solectron and paid for by Zhone. Solectron shall bear the cost of maintaining Tooling; provided, however, that Zhone will bear the cost of repairing or replacing Tooling that becomes obsolete or experiences significant defects or quality problems. All Zhone Tooling/equipment furnished to Solectron or paid for by Zhone in connection with this Agreement shall: (i) be clearly marked and remain the personal property of Zhone; and (ii) be kept free of liens and encumbrances. Solectron shall hold Zhone property at its own risk and shall not modify the property without the written permission of Zhone. Upon Zhone's request, Solectron shall redeliver the property to Zhone in the same condition as originally received by Solectron with the exception of reasonable wear and tear. In the event the property is lost, damaged or destroyed, Solectron's liability for the property is limited to the book value of the property.

5.8 Systems. Zhone and Solectron agree that Zhone's order management and fulfillment system will be installed at Solectron on or before the Effective Date of this Agreement. Zhone is responsible for maintaining this system and will provide all resources and pay for all costs associated with such maintenance. Solectron will have a license to access and use this system for the purpose of performing its obligations under this Agreement.

6.0  Material Procurement, Orders

6.1 Solectron will procure Components only from Zhone's authorized vendors. Zhone will provide Solectron with an approved vendor list for each phase of Product manufacture. Solectron will not procure Components from alternate vendors nor deviate from the approved vendor list without prior written approval or as provided in Exhibit E. Solectron may, from time to time, suggest its preferred suppliers as alternate vendors to Zhone and Zhone agrees to use reasonable commercial efforts to evaluate and approve Solectron's preferred suppliers for addition to the approved vendor list.

6.2 Zhone will provide Solectron a rolling six (6) month Product forecast. The most recent three (3) months of such forecast will reflect weekly Product demand and such portion of the forecast will be updated weekly via the order management and fulfillment system. In addition, during the first month of the current calendar quarter, Zhone will provide Solectron with a quarterly blanket purchase order for the following calendar quarter, which will be refreshed at least once every thirty

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     (30) days. Such forecast and blanket purchase order will not be binding on
     Zhone and do not represent a commitment to purchase Products except as otherwise set forth in this Agreement.

6.3 Solectron is authorized to purchase Components to support Zhone's blanket purchase order and forecast pursuant to Component Lead Times and consistent with standard purchasing practices including, but not limited to, acquisition of economic and minimum order quantities. Zhone recognizes its financial responsibility for the Components purchased by Solectron on behalf of Zhone in accordance with this provision to the extent such items are non-cancelable and/or non-returnable.

6.4 For the Initial Products and any other mutually agreed Products, Solectron will utilize Zhone's order management and fulfillment system to monitor and respond to Zhone's actual Product demand. Zhone's receipt of a customer order in its order management and fulfillment system is Solectron's authorization to manufacture and ship Product and Zhone's commitment to buy Product in the quantities specified in the customer order (an "Order") or as otherwise committed by Solectron pursuant to Sections 7.0 and 8.0. In all other cases, Zhone will issue purchase orders or material releases against a blanket purchase order (also an "Order"). Solectron will notify Zhone of its acceptance or rejection of the Order within five (5) business days of receipt. Rejections, if any, will be based on the quantities requested as compared to those previously forecasted. In the event that Solectron does not notify Zhone of its acceptance or rejection, then such Order will be deemed accepted. Accepted Orders will constitute Zhone's authorization for Solectron to manufacture and ship Product to Zhone in the quantities agreed.

6.5 In the event of a decrease in Zhone's forecast or blanket purchase order quantity, reschedule or cancellation of an Order, discontinuance of Product, or an engineering change, Zhone agrees to compensate Solectron for Excess Components in accordance with Section 10.1 below.

6.6 Solectron shall undertake all commercially reasonable efforts to cancel all applicable Component purchase orders and reduce Component inventory through return for credit programs or allocate Components for alternate programs if applicable.

7.0  Delivery

7.1 Solectron will use all commercially reasonable efforts to achieve 100% on time delivery, defined as shipment of Product by Solectron within a window of three (3) days early and zero days late of the committed delivery date. Upon learning of any potential delivery delays, Solectron will notify Zhone as to the cause of such delays and the actions taken by Solectron to resolve such delays. Solectron's Lead Time for Orders received with quantities that are equal to or less than those specified in the most recent weekly forecast is ten (10) days unless Zhone is notified otherwise in writing by Solectron at least thirty (30) days prior to receipt of the Order. For any Orders received with materially different quantities or a shorter Lead Time, Solectron will notify Zhone of the committed delivery date.

7.2 All U.S. origin shipments by Solectron are F.O.B. Solectron's point of shipment (i.e., at Solectron's manufacturing plant). All other shipments are Ex Works-Solectron's point of shipment (i.e., at

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     Solectron's manufacturing plant). Title to Product(s) and risk of loss will pass to Zhone upon Zhone's or its agent's retrieval of Product(s) at Solectron's point of shipment.

7.3 Zhone shall have a reasonable time to inspect the Products. Zhone will notify Solectron in writing of particular deficiencies during the inspection period which shall be the ten (10) day period immediately following receipt. Failure to give notice of or particularize the deficiencies will constitute Zhone's acceptance.

7.4 If applicable, Solectron shall provide Zhone with a valid, accurate completed Exporter's Certificate of Origin for all Products which qualify for preferential duty treatment under the North American Free Trade Agreement ("NAFTA"). Solectron shall deliver the Exporter's Certificate of Origin to Zhone prior to the first shipment of such Products in order to enable Zhone to claim preferential duty treatment under NAFTA at the time of entry. Solectron shall notify Zhone in writing prior to making any pricing or sourcing changes that might result in the Products being deemed ineligible for preferential duty treatment under NAFTA. Solectron recognizes that the Exporter's Certificate of Origin will be used by Zhone as proof of eligibility for preferential duty treatment and agrees to provide full cooperation to Zhone in connection with any U.S. Customs inquiries into NAFTA claims relating to this Agreement.

7.5 Zhone reserves the right to claim duty drawback on all purchases from Solectron, and Solectron shall cooperate by providing the necessary certificates of Delivery or in instances where the imported Product received further processing, shall furnish certificates of manufacture and delivery on all articles and Products which may be subject to drawback as requested by Zhone.

8.0  Flexibility of Shipments

     The parties may agree to different flexibility terms that will apply to specific Products by executing a Flexibility/Cancellation/Component Liability Terms Exhibit C that corresponds to the applicable Product Exhibit (e.g., Exhibit C-1, C-2, etc.) In the absence of such different terms, the following flexibility terms will apply to any effective Product Exhibits.

8.1  Request to Accelerate Delivery.  Zhone may request acceleration of delivery
     -------------------------------
     of Products by issuing an electronic or written (including facsimile) notice to Solectron, or by increasing its forecasted Product demand in the order management and fulfillment system. Solectron will use all commercially reasonable efforts to accept the requested new delivery date. Solectron will notify Zhone of and seek Zhone's prior written agreement to reasonable and actual premium costs, if any, required to meet the requested accelerated delivery date. Zhone will have the option of accepting these premium charges or maintaining the original delivery date.

8.2  Confirmation and Acceptance of Request to Change Product Mix or Accelerate
     --------------------------------------------------------------------------
     Delivery.  Solectron agrees to give electronic or written (including
     ---------
     facsimile) confirmation of receipt of Zhone's request within five (5) business days. Zhone's request shall be deemed accepted by Solectron if Zhone does not receive Solectron's electronic or written (including facsimile) acceptance or rejection within five (5) business days after receipt of Zhone's request.

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8.4  Request to Delay Delivery
     -------------------------
 (i) Zhone may reschedule individual shipments of Product. Solectron will use reasonable efforts to accommodate such requests on a case-by-case basis. Such reschedules may be subject to additional charges and will be contingent upon availability of material, personnel and capacity resources. If the requested rescheduled delivery date is more than ninety (90) days after the original scheduled delivery date, the affected inventory may be deemed Excess Components, and the terms of Section 10.1 will apply. Such charges shall be reviewed and approved by Customer prior to the reschedule being executed. Any rescheduled item may be invoiced at the price in effect at the time of shipment.

     (ii) Zhone will notify Solectron of its request by issuing an electronic or written (including facsimile) notice to Solectron, or by decreasing its forecasted Product demand in the order management and fulfillment system. Solectron will respond to Zhone's request to delay delivery of Product demand within five (5) business days from the receipt of Zhone's request. If Zhone does not receive Solectron's written (including facsimile) or electronic response within five (5) business days after receipt of Zhone's request, then Zhone's request shall be deemed accepted by Solectron.

9.0  Cancellation of Shipments

     The parties may agree to different cancellation terms that will apply to specific Products by executing a Flexibility/Cancellation/Component Liability Terms Exhibit C that corresponds to the applicable Product Exhibit (e.g., Exhibit C-1, C-2, etc.) In the absence of such specific terms, the following cancellation terms will apply to any effective Product Exhibits.

9.1 Zhone's requests to cancel shipments of Products will be reviewed individually by Solectron. Cancellation charges will be assessed as follows: (a) for shipments scheduled to ship within forty five (45) days, cancellation charges shall be 100% of the price of the Products being canceled; (b) for shipments scheduled beyond forty five (45) days, cancellation charges will include: (i) the contract price of all finished Products in Solectron's possession, (ii) the cost of work-in-process inventory (including handling charges and value add), (iii) the cost of Components on order (including handling charges) or on hand which cannot be canceled or returned to the vendor pursuant to the terms of Section 10.1 below, (iv) any vendor cancellation charges incurred with respect to material canceled or returned to the vendor, (v) material handling charges, and (vi) charges for non-recurring services associated with work stoppage. Charges will be based on the date written notice of a cancellation is received at Solectron.

9.2 Where cancellation of a previously rescheduled shipment has occurred, the cancellation charge may be computed as if the previously requested reschedule had instead been a request for cancellation.

9.3 Orders for Tooling, test equipment or non-recurring services are firm and not cancelable.

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10.0 Excess and Obsolete Components

     The parties may agree to different Component liability terms that will apply to specific Products by executing a Flexibility/Cancellation/Component Liability Terms Exhibit C that corresponds to the applicable Product Exhibit (e.g., Exhibit C-1, C-2, etc.) In the absence of such different terms, the following Component liability terms will apply to any effective Product Exhibits.

10.1 If Zhone cancels or reschedules Orders, changes its forecast, fails to receive customer orders in its order fulfillment and management system, or implements an Engineering Change notice, or breaches this Agreement (such actions shall collectively be referred to as a "Material Event"), which results in Excess and/or Obsolete Components (including long lead material, MOQ's, and unique/custom material), then if those Excess and/or Obsolete Components are not fully consumed prior to the end of sixty (60) days following the date of the Material Event, Solectron may request and Zhone agrees to pay Solectron a carrying charge on the inventory of two percent (2%) per month. Zhone agrees to pay such carrying charge on such Excess and/or Obsolete Components until it is fully consumed; provided, however, that if it is not consumed by the end of the ninety (90) days following the date of the Material Event, Solectron may request and Zhone shall purchase such Excess and/or Obsolete Components from Solectron and Solectron will continue, at Zhone's option, to hold such inventory on Zhone's behalf, subject to agreed carrying charges, or Solectron will deliver the Components to Zhone's designated location at Zhone's expense. Solectron will use all commercially reasonable efforts to minimize the Excess and/or Obsolete Components.

11.0 Invoice and Payment Terms

11.1 Solectron will invoice Zhone upon shipment of Product. Solectron and Zhone agree to payment terms of net ten (10) days from the date of invoice or delivery of Product, whichever occurs later. If Zhone fails to make timely payment or satisfy credit arrangements, it shall be deemed a Material Breach of this Agreement as more fully set forth in Section 16.1. In this event, Solectron may, in addition to any other rights and remedies provided at law or in equity, suspend its performance under this Agreement and withhold shipment of Products, refuse to accept further orders, change credit and payment terms, request other assurances and/or take any other action that Solectron, in its sole discretion, deems appropriate until Zhone makes other arrangements satisfactory to Solectron. In the event Zhone does not cure the Material Breach or make alternative arrangements satisfactory to Solectron, Solectron may terminate this Agreement and exercise any and all rights and remedies provided at law or in equity or in this Agreement, including this Section 11.1.

11.2 Currency will be in U.S. Dollars unless specifically negotiated otherwise and reflected in a Statement of Work.

11.3 Except for the net value added taxes, prices are exclusive of all taxes, duties, customs or similar charges and are subject to an increase equal in amount to any charge Solectron may be required to collect or pay upon shipment of the Product.

12.0  Quality

12.1 Zhone shall for each Product provide an initial proposed quality plan which sets forth, without limitation, the operation flow of each Product, the process control for each Product, the audit procedures for each Product and the inspection procedures for each Product. Solectron shall have the opportunity to review and provide comments on such plans. A final plan will be mutually agreed to in writing (the "Quality Plan") Any changes to the plans will be mutually agreed in writing.

12.2 Upon reasonable notice and during normal business hours, Zhone shall have the right to review, inspect, test and evaluate Solectron's facilities, operations, manufacturing and test processes, and procedures that relate to Solectron's performance of this Agreement for the purposes of determining compliance with this Agreement and quality control.

13.0 Engineering Changes

13.1 Zhone may submit Engineering Changes to Solectron in writing for incorporation into the Product. It is important that this notification include documentation of the change to effectively support an investigation of the impact of the Engineering Change. Solectron will use all commercially reasonable efforts to review the Engineering Change and respond to Zhone within one (1) week. If any such change affects the price, delivery, or quality performance of said Product, an equitable adjustment will be negotiated between Solectron and Zhone prior to implementation of the change. In the event Zhone requests that a change be implemented prior to Solectron's evaluation of pricing and schedule impact, Solectron will use all commercially reasonable efforts to perform as directed and Zhone will be liable for all costs associated with such implementation. The terms of Section 10.1 shall apply to any Excess or Obsolete Components that result from an Engineering Change.

13.2 Solectron agrees not to undertake significant process changes, product design changes, or process step discontinuance affecting electrical performance and/or mechanical form, fit and function without prior written notification and concurrence of Zhone.

14.0 Confidential Information

14.1 All proprietary and confidential information exchanged between the parties in connection with this Agreement shall be subject to the terms of that certain Nondisclosure Agreement, dated March 13, 2000, between Solectron and Zhone attached as Exhibit A to the Asset Purchase Agreement. Such Nondisclosure Agreement shall be deemed to run concurrently with the term of this Agreement.

14.2 Subject to the terms of the Nondisclosure Agreement and the proprietary rights of the parties, Solectron and Zhone agree to exchange, at least semi-annually, relevant process development information and business plans to include market trends, process technologies, product requirements, new product developments, available capacity and other information to support technology advancements by both Solectron and Zhone.

15.0 Warranty

15.1 The parties intend to collect data for one hundred eighty (180) days with the goal of agreeing to a warranty period of eighteen (18) months from the date of shipment. Until a separate agreement in writing is reached, and unless otherwise agreed in a Product Exhibit, Solectron warrants for a period of twelve (12) months from the date of manufacture of the Product that (i) the Product will conform to the specifications applicable to such Product at the time of its manufacture, which are furnished in writing by Zhone and accepted by Solectron; and (ii) such Product will be of good material (supplied by Solectron) and be free from defects in workmanship. If Products are subject to a third-party manufacturers' warranty, then to the extent permitted by such third-party, Solectron hereby assigns such warranties to Zhone.

15.2 ZHONE'S SOLE AND EXCLUSIVE REMEDY AND SOLECTRON'S ENTIRE LIABILITY FOR BREACH OF WARRANTY IS AS STATED IN THIS SECTION 15.2. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, Solectron shall, at Solectron's option, either credit Zhone for any such nonconformity (not to exceed the purchase price paid by Zhone for such Product), or, at Solectron's expense, replace, repair or correct such Product. Repaired or replaced Product shall be warranted for the remainder of the original warranty period or ninety (90) days, whichever is greater. Zhone agrees to pay a screening fee for assemblies submitted for warranty work that are not packed appropriately, result in No Defect Found, or are required to be tested against a later version test software than was used at the time of manufacture. Such fee will be negotiated and established in good faith by the parties based on historical field data and other relevant information. Zhone will cover all transportation costs to and from Solectron for warranty repairs and shall retain title to returned Product.

15.3 Solectron shall have no liability or responsibility for any costs, losses or damages due to defective or failed Product claims to the extent that the claims result from: (a) Solectron's compliance with Zhone's supplied Specifications and/or manufacturing processes, (b) inadequate operating environment, accident, disaster, neglect, abuse, or misuse, (c) design flaws or design parameters exceeding or violating component specifications,
     (d) external or environmental factors after shipment from Solectron, (e) follow-on handling, processing, or manufacturing of Products after shipment of the Product from Solectron or the SLC, as applicable, (f) repair, attempted repair, modification, or alteration of the Product by a party other than Solectron, (g) electrostatic discharge damage (not caused by Solectron), (h) defects related to components provided by third party suppliers selected by Zhone, which defects Solectron could not reasonably detect, prevent or control, and (i) Products for which Zhone has not provided functional or other tests to adequately diagnose failures.

     Solectron makes NO WARRANTY as to software which is supplied on an "AS IS" basis. Likewise, Solectron makes NO WARRANTY as to prototypes, pre-production units, or units shipped at Zhone's request with less than the testing provided for in the work order for production units.

15.4 THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF, AND SOLECTRON EXPRESSLY DISCLAIMS AND ZHONE WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE,

     INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

15.5 Zhone represents and warrants to Solectron that it is the owner of all proprietary rights in the information provided to Solectron in order to manufacture the Products, and that it has the unqualified right to make available to Solectron, material and other information, including drawings, designs and specifications, and the order management and fulfillment system. Additionally, Zhone represents and warrants to Solectron that it is the owner of software provided to Solectron hereunder and/or has the right to supply the software. Zhone hereby grants to Solectron a license to use and reproduce the software, and any other documentation or information provided to Solectron for the purposes contemplated by this Agreement.

16.0 Breach; Remedies and Termination

16.1 The following failures in performance will be deemed a Material Breach by the applicable party:

     (i)  material failure by Solectron to meet committed delivery dates;
     (ii) material failure by Solectron to maintain the quality standards set forth in Section 12.1;
    (iii) failure by Zhone to pay for Products or Services as required under this Agreement.

16.2 If either party fails to meet any one or more of the terms and conditions as stated in this Agreement, or upon the occurrence of a Material Breach, Solectron and Zhone agree to negotiate in good faith to resolve such default or Material Breach. If the defaulting party fails to cure such default or Material Breach, or submit an acceptable written plan to resolve such default or Material Breach within thirty (30) days following notice of default or Material Breach, the nondefaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with written notice of termination, which termination shall be effective within thirty
     (30) days of the date of such notice.

16.3 Either party may immediately terminate this Agreement if the other party
     (i) becomes insolvent; (ii) enters into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (iii) enters into a receivership of any of its assets; or (iv) enters into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

16.4 Upon termination of this Agreement or individual Statement of Work, Zhone agrees to reimburse Solectron for applicable charges as set forth in Sections 9.1 and 10.1. Except for termination due to Zhone's default or Material Breach, Solectron shall, at Zhone's election, complete all work in process and deliver such Product to Zhone's designated location. Upon any termination, Solectron shall work cooperatively with Zhone to ensure the orderly transfer of the Products to Zhone or its designated third party in a manner so as to minimize any adverse impact to Zhone.

17.0 Dispute Resolution

17.1 In the spirit of continued cooperation, the parties intend to and hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.

17.2 It is the intent of the parties that any dispute be resolved informally and promptly through good faith negotiation between Solectron and Zhone. Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly define the scope and a method to remedy the dispute. If these proceedings are not productive of a resolution, then either party may choose to escalate the problem to senior management.

17.3 Should any disputes remain existent between the parties after completion of the two-step resolution process set forth above, or in any event, more than thirty (30) days following written request by a party to escalate the dispute to senior management, then the parties shall promptly submit any dispute to mediation with an independent mediator as administered by the American Arbitration Association. In the event mediation is not successful in resolving the dispute, the parties agree to submit the dispute to binding arbitration in accordance with the then-current Commercial Rules and supervision of the American Arbitration Association. The arbitration will be held in the US headquarters city of the party not initiating the claim before a sole arbitrator who is knowledgeable in business information and electronic manufacturing services. The arbitrator will not have the power to award any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the state specified in this Agreement. Each party will bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration will be borne as provided by the rules of the American Arbitration Association.

18.0 Limitation of Liability

18.1 OTHER THAN DAMAGES ARISNG OUT OF SECTION 4.1 AND SECTION 10.1, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE OR DATA OR INTERRUPTION OF BUSINESS, WHETHER OR NOT EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

18.2 Solectron is performing work per specifications provided by Zhone. Therefore, Solectron shall not be liable for the technical adequacy or design of the product(s); nor shall Solectron be liable for the safety or regulatory compliance of the Product(s), including but not limited to ensuring that the Products meet applicable government or responsible agency regulations. Should the Products or changes fail to meet the applicable approvals, standards or regulations, Solectron may cease production until Zhone and Solectron agree to required changes and applicable qualifications are met, without being in breach of this Agreement. Zhone is responsible for obtaining required approvals relative to any changes and will be responsible for all costs attributable to such requirements. Zhone agrees to indemnify and save Solectron harmless from and against all losses, expenses or damages arising out of any claim resulting from Solectron's compliance with Zhone's specifications.

19.0 Intellectual Property Rights and Licenses

19.1 Scope. The provisions of this Section 19.0 will apply to the services
     -----
     provided by Solectron which are related to Manufacturing Services. If Zhone desires to engage Solectron to provide circuit, board, system and/or schematic design services, ASIC design services, or other specific services then the parties either will execute a separate agreement.

19.2 Agreements with Employees and Consultants. Each party shall have agreements
     -----------------------------------------
     with its employees and consultants such that ownership of such persons' inventions and authored works vests in the employer or in the entity which hired the consultant, respectively.

19.3 Pre-Existing Work Product. If either party creates or owns Pre- existing
     -------------------------
     Work Product: (a) such party ("owning party") shall solely own such Pre-existing Work Product (subject to any right of any third party), notwithstanding disclosure or delivery to the other party of such Pre-existing Work Product; (b) the owning party shall have the right to hold in its own name all Intellectual Property Rights that may be available in (or result from) such Pre-existing Work Product; and (c) the other party shall have no license, sublicense, right or immunity, either directly or indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement or in a separate written agreement.

19.4 Work Product Related to Product Design. To the extent that Work Product is
     --------------------------------------
     created, whether solely by either party or jointly by both parties, in the provision of Manufacturing Services under this Agreement, and such Work Product relates to Product Design, then: (a) Zhone shall solely own such Work Product, notwithstanding disclosure or delivery of such Work Product to Solectron; (b) Zhone shall have the right to hold in its own name all Intellectual Property Rights that may be available in (or result from) such Work Product; and (c) Solectron shall have no license, sublicense, right or immunity, either directly, indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement. Hereafter all such Work Product, together with all Pre-existing and Test Design Work Product solely owned by Zhone, shall be referred to as "Zhone Work Product".

19.5 Work Product Related to Manufacturing Design. To the extent that Work
     --------------------------------------------
     Product is created, whether solely by Solectron or jointly by Zhone and Solectron, in performing this Agreement, and such Work Product relates to Manufacturing Design, then: (a) Solectron shall solely own such Work Product, notwithstanding disclosure or delivery of such Work Product to Zhone; (b) Solectron shall have the right to hold in its own name all Intellectual Property Rights that may be available in (or result from) such Work Product; and (c) Zhone shall have no license, sublicense, right or immunity, either directly, indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement. Hereafter all such Work

     Product, together with all Pre-existing and Test Design Work Product solely owned by Solectron, shall be referred to as "Solectron Work Product."

19.6 Solectron Work Product License to Zhone. Notwithstanding anything to the
     ---------------------------------------
     contrary in this Agreement, to the extent that in connection with performing this Agreement, Solectron Work Product is disclosed or delivered to Zhone, or incorporated directly into the Products: Solectron grants to Zhone a worldwide, nonexclusive, fully paid-up, right and license under Solectron's Intellectual Property Rights (available in or resulting from the Solectron Work Product) to use such Solectron Work Product solely in connection with the Products; subject, however, to the condition that, to the extent that such Solectron Work Product is Confidential Information, the provisions of Section 14.0 shall apply.

19.7 Zhone Work Product License to Solectron. Notwithstanding anything to the
     ---------------------------------------
     contrary in this Agreement, to the extent that in connection with the performance of this Agreement, Zhone Work Product is disclosed or delivered to Solectron, or is incorporated directly into the Products: Zhone grants to Solectron during the term of this Agreement, a worldwide, nonexclusive, nontransferable, fully paid-up, right and license under Zhone's Intellectual Property Rights (available in or resulting from the Zhone Work Product) to do any of the following solely for the purpose of manufacturing Product and providing related services under this Agreement: to use, make, have made, reproduce, and prepare derivative works based upon such Zhone Work Product; subject, however, to the condition that to the extent that such Zhone Work Product is Confidential Information, the provisions of
     Section 14.0 shall apply.

19.8 Work Product Related to Test Design. To the extent that Work Product is
     -----------------------------------
     created, whether solely by Solectron or jointly by Zhone and Solectron, in performing this Agreement, and such Work Product relates to Test Design, then: (a) the party (or parties) creating such Work Product shall solely (or jointly, as the case may be) own such Work Product, notwithstanding disclosure or delivery of such Work Product to the non-creating party; (b) the party (or parties) creating such Work Product shall have the right to hold in its own name (or their joint names, as the case may be) all Intellectual Property Rights that may be available in (or result from) such Work Product; and (c) the other party, if applicable, shall have no license, sublicense, right or immunity, either directly, indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement. If the parties jointly own such Work Product, they shall have no obligation to account to each other for any use of such Work Product.

19.9 No Other Licenses Granted.  Except as expressly provided otherwise in this
     -------------------------
     Agreement, nothing in this Agreement shall be deemed to grant to either party, either directly or indirectly, or by implication, estoppel or otherwise, any license, sublicense, right or immunity under any Intellectual Property Rights of the other party or its licensors.

20.0 Intellectual Property Indemnification

20.1 Zhone will defend, at its expense, any action or claim brought against Solectron or its subsidiaries alleging that Products provided by Solectron under this Agreement infringe any patent, copyright, trademark, or any other proprietary right, and Zhone will pay all costs and damages (including attorney's fees) incurred by Solectron or its subsidiaries that are attributable to such actions or claims; provided that Zhone is promptly notified in writing and furnished a copy of each allegation of infringement and is given authority, information, and assistance (at Zhone's expense) necessary to defend or settle such claim. Zhone shall have no liability under this Section for a claim or suit if the alleged infringement or violation is the result of Solectron's unauthorized modification or alteration of the Specification, or Zhone' compliance with Solectron's specifications, designs, or manufacturing processes.

20.2 Solectron will defend, at its expense, any action or claim brought against Zhone alleging that Solectron's manufacturing processes utilized in the performance of this Agreement infringe any patent, copyright, trademark, or any other proprietary right, and Solectron will pay all costs and damages (including attorney's fees) incurred by Zhone that are attributable to such actions or claims; provided that Solectron is promptly notified in writing and furnished a copy of each allegation of infringement and is given authority, information, and assistance (at Solectron's expense) necessary to defend or settle such claim. Solectron shall have no liability under this Section for any claim or suit where: (i) infringement or violation is attributable to Solectron's incorporation of Zhone's Specification into the Product unless Solectron knew that such designs, if so incorporated, would so infringe or violate; and (ii) such claim or suit would have been avoided but for the combination, operation, or use of the Product with devices, parts, or software not supplied by Solectron unless Solectron knew that such combination, operation or use would so infringe or violate.

21.0 Personal Injury Indemnification

21.1 Each party agrees to indemnify and hold the other harmless against any loss, cost or expense, including reasonable attorneys' fees, finally awarded against the other in connection with a claim by a third party for personal injury or property damage, to the extent that such damage is caused by a negligent act or omission by the indemnifying party or its agents. Each indemnitor's obligations hereunder shall be conditioned upon receiving a prompt notice of each such claim from the indemnitee and the sole authority to defend, and the indemnitee shall cooperate and provide reasonable assistance to the indemnitor in defense of the claim. Each party agrees to carry commercial liability, property damage, and automobile liability coverage, including contractual endorsement and products hazard coverage in reasonable amounts.

22.0 Independent Contractor; Competition

22.1 Each of the parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party. Subject to the terms and conditions of this Agreement, each party shall choose the means to be employed and the manner of carrying out its obligations hereunder.

22.2 Nothing in this Agreement shall limit the right of Zhone or Solectron to develop, have developed, procure and/or market products or services now or in the future, including any which may be competitive with those which are the subject of this Agreement. Neither party shall be required to disclose planning information to the other.

23.0 General

23.1 Each party to this Agreement will maintain insurance to protect itself from claims (i) by the party's employees, agents and subcontractors, (ii) for damages because of injury to or destruction of tangible property resulting out of any negligent act, omission or willful misconduct of the party or the party's employees or subcontractors, (iii) for damages because of bodily injury, sickness, disease or death of its employees or any other person arising out of any negligent act, omission, or willful misconduct of the party or the party's employees, agents or subcontractors.

23.2 Neither party shall delegate, assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party; provided, however, that either party may assign this Agreement to a wholly owned subsidiary upon written notice to the other party subject to the condition that such assignment will be null and void in the event that such subsidiary ceases to be wholly owned by the contracting party. Failure by either party to enforce any provision of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or other term and condition.

23.3 Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars or any other cause beyond the reasonable control of the delayed party provided that the delayed party: (i) gives the other party written notice of such cause within fifteen (15) days of the discovery of the event; and (ii) uses its reasonable efforts to remedy such delay in its performance. If such delay shall continue for more than thirty (30) days, the party injured by the inability of the other to perform shall have the right upon written notice to the other party to either (a) terminate this Agreement as set forth in
     Section 16.0, or (b) treat this Agreement as suspended during the delay, find alternative sourcing, and reduce any commitment in proportion to the duration of the delay.

23.4 Each party agrees that it will not knowingly (a) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement, (b) disclose such technical data for use in, or (c) export or re-export, directly or indirectly, any direct product of such technical data, including software, to any destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement.

23.5 All notices required by this Agreement shall be in writing and delivered postage paid to the addresses set forth below or at such other address as either party may furnish to the other in writing:

          To Solectron:    Solectron Corporation
                           847 Gibraltar Drive
                           Milpitas, CA  95035
                           Attn:  Saeed Zohouri, Sr. V.P. & COO
          with a copy to    Solectron Texas, L.P.
                            12455 Research Blvd.
                            Austin, TX 78759
                            Attn: Joe Farmer, Director, M/S 2197
                            Attn: Legal Department

          To Zhone:         Zhone Technologies, Inc.
                            7677 Oakport Street, Suite 1040,
                            Oakland, CA 94621
                            Attn: Ebrahim Abassi, V.P. Operations

          with a copy to    Zhone Technologies, Inc.
                            7677 Oakport Street, Suite 1040
                            Oakland, CA 94621
                            Attn: General Counsel

23.6 Failure of either party to enforce any term or condition of this Agreement will not be deemed to be a waiver of such term or condition. If any provision of this Agreement is held to be invalid, the other provisions will not be affected.

23.7 This Agreement, the Exhibits and the Statement(s) of Work constitute the entire agreement of the parties concerning the subject matter covered herein, and shall supersede all prior discussions, oral or other agreements. This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree this Agreement, including the Exhibits, may not be modified except in writing signed by both parties.

23.8 The parties hereto agree that the terms and conditions contained in either party's printed or electronic documents shall not apply to the purchase and/or sale of the Products and that the terms and conditions set forth herein shall govern all such transactions; provided, however, that the terms and conditions typed or hand-written on the face of a purchase order, acknowledgment or other document relating to the Product types, quantities, prices, ship-to locations and shipment dates shall, if accepted by both parties hereto, also apply to all such transactions and shall augment the terms and conditions set forth herein.

23.9 The parties hereto agree that this Agreement shall not be construed, enforced or governed by the United Nations Convention on Contracts for the International Sale of Goods; rather this Agreement is entered into in the State of California, U.S.A. and shall be construed, enforced and governed solely in accordance with the laws of the State of California, U.S.A without giving effect to any choice of law provisions thereof. In any action to enforce this Agreement, the prevailing party shall be awarded all court or arbitration costs and reasonable attorney fees incurred.

23.10 Each party shall comply with all applicable laws (including environmental laws), ordinances, regulations and codes, foreign or domestic, and shall maintain all required permits, certificates, licenses, approvals and inspections in performance of this Agreement.

23.11 Neither party shall engage in publicity related to this Agreement without the prior written approval of the other party.

23.12 The provisions of Sections 1, 2, 4, 8, 9, 10, 14, 15, 17, 18, 19, 20, 21,
      and 23 shall survive expiration or termination of this Agreement.

Agreed:

SOLECTRON CORPORATION                         ZHONE TECHNOLOGIES, INC.

By:    /s/  Susan Wang                        By:
      ---------------------------                ------------------------------

Name: Susan Wang                              Name:
      ---------------------------                ------------------------------

Title: SR. VP, CFO & SECRETARY                Title:
      ---------------------------                  ----------------------------

Date:                                         Date:
      ---------------------------                ------------------------------

23.13 Neither party shall engage in publicity related to this Agreement without the prior written approval of the other party.

23.14 The provisions of Sections 1, 2, 4, 8, 9, 10, 14, 15, 17, 18, 19, 20, 21,
      and 23 shall survive expiration or termination of this Agreement.

Agreed:

SOLECTRON CORPORATION                     ZHONE TECHNOLOGIES, INC.

By:                                       By: /s/  Ebrahim Abbasi
   ---------------------------                ------------------------------

Name:                                     Name: Ebrahim Abbasi
     -------------------------                 -----------------------------

Title:                                    Title: VP, Operations
      ------------------------                  ----------------------------

Date:                                     Date: March 10, 2000
      ------------------------                  ----------------------------

                                  EXHIBIT A-1

                                    Products


IMACS Product Family

                                  EXHIBIT A-2

                                    Products


Sechtor and ARCA-DACS Products

                                  EXHIBIT B-1

                                 Pricing Model

                                    for the

                              IMACS Product Family

                        Zhone Order Fulfillment Pricing

Costing/Pricing for Processing Product to FGI Status (unit charge)
         P/N          Description           Mat'l          Cost of         Total            PWBA Assy              PWBA Test
                                                         Acquisition       Mat'l      Time         Rate        Time         Rate
                                                             8.0%                                 $40.70                   $40.70

2525-N4N


2525-N9N



Costing/Pricing for Processing Product from FGI through Systems Configuration (monthly charge)
P/N                    Number of                   Systems                         QA                            Total Systems
                    Systems Shipped          Configuration & Test                                             Configuration Cost
                                             Time            Rate           Time        Rate
                                              Hr            $40.70         0.1333      $40.70


Costing/Pricing for Order Fulfillment Services (monthly charge)
                      Number of             Time            Rate          Margin     Goodwill     Monthly
                    Items Shipped          0.1666          $40.70          6.0%       Margin       Charge
                                                                         (/0.94)       5.0%



Costing/Pricing for Processing Product to FGI Status (unit charge)
        25% Pre-                 Common            Re-Test       Total PWBA           FGI     Margin   Goodwill
        Test Mfg               Value Add             5.0%     Assy, Test & CVA       Cost      6.0%     Margin      Qty     Extended
    Time         Rate      Time           Rate                Time         Rate               (/0.94)    5.0%       Per      Value
                $40.70                   $40.70                           $40.70



                                                                                                          Value per system



                                                                                                          Value per system


Costing/Pricing for Processing Product from FGI through Systems Configuration (monthly charge)
   Margin      Goodwill       Monthly
    6.0%        Margin        Charge
   (/0.94)       5.0%

                                  EXHIBIT B-1

                                    Pricing

                                    For the

                         Sechtor and ARCA-DACS Products


Pricing will be provided via quotation.

                                  EXHIBIT C-1
               Flexibility/Cancellation/Component Liability Terms

                              IMACS Product Family

                            Intentionally Left Blank

                                  EXHIBIT C-2

               Flexibility/Cancellation/Component Liability Terms

                         Sechtor and ARCA-DACS Products

                            Intentionally Left Blank

                                   EXHIBIT D

                            Out of Warranty Service

                                   EXHIBIT E

                  PASSIVE COMMODITY SUBSTITUTION APPROVAL FORM
                  --------------------------------------------


                            ZHONE TECHNOLOGIES, INC

This form sets forth the conditions under which Solectron Corporation ("Solectron") may substitute certain components for those specified on Zhone's BOM and sourced through Zhone's approved vendor list (AVL). Zhone's signature will constitute its express authorization for any substitutions made by Solectron in accordance with the criteria and conditions listed below.

     Resistors: Substitution is approved for these components using the following criteria:

     .    Equal/Better than Tolerance (i.e., 5% when AVL specs 10%)

     . Equal/Better than Zhone Rating (i.e., 1/4 watt when AVL specs 1/8 watt)

     Conditions:

          1. Applies to carbon film, metal film, and surface mount resistors only.

          2.   Wire wound resistors must meet AVL, no exceptions.

          3.   In all cases, resistance values must meet AVL specifications.

          4. The temperature coefficient (PPM/DEG C) will be "equal to" or "better than".

          5. Substitution can be done provided form, fit, and function meet original specification.


     Inductors: Substitution is approved for these components using the following criteria:

     .    Equal/Better than Tolerance (i.e., 10% when AVL specs 20%)

     Conditions:

          1.   Surface mount shall be of the same size and pitch as specified.

          2. The temperature coefficient (PPM/DEG C) will be "equal to" or "better than".

          3.   Q Value must be "equal to" unless AVL reads Q=XX or greater.

          4. Substitution can be done provided form, fit, and function meet original specification.

     All substitutions are limited to Solectron, Preferred+, and Preferred suppliers, and Zhone approved suppliers.

     Capacitors:   Substitution is approved for these components using the
     following criteria:

     .    Equal/Better than Tolerance (i.e., 10% when AVL specs 20%)

     .    Equal/Better than Voltage (i.e., 20 volt when AVL specs 1 volt)

     . Equal/Better than Dielectric (i.e., NPO in place of X7R or X5U and X7R in place of Z5U.)

     Conditions:

               1. Tantalum or electrolytic capacitors shall be replaced by the same type.

               2. Surface mount shall be of the same size and pitch as specified.

               3. Reel and Ammo pack radial/axial lead components with a smaller case size is acceptable.

               4. The temperature coefficient (PPM/DEG C) will be "equal to" or "better than".

               5. The type of film will remain the same (i.e., polyester can not be substituted for polycarbonate, and polycarbonate can not be substituted for polysulfone, etc.)

               6. The type of construction will remain the same (i.e., WRAP and fill cannot be substituted for hermetically sealed, etc.)

               7. Substitution can be done provided form, fit, and function meet original specification.



ZHONE APPROVES THESE SUBSTITUTIONS WITH THE AUTHORIZED SIGNATURE BELOW:

ZHONE TECHNOLOGIES, INC.

Signature: ___________________________
Name:  _______________________________
Title: _______________________________
Date: ________________________________

                 CONNECTOR COMMODITY SUBSTITUTION APPROVAL FORM
                 ----------------------------------------------

                            ZHONE TECHNOLOGIES, INC.


This form sets forth the conditions under which Solectron may substitute certain components for those specified on Zhone's Bills of Materials (BOM) and sourced through Zhone's approved vendor list (AVL). Zhone's signature will constitute its' express authorization for any substitutions made by Solectron in accordance with the criteria and conditions listed below.


     Connector: Substitution is approved for these components using the following criteria:

     .    Thicker gold plating (i.e., 30u > 15u > gold flash)

     .    Higher temperature material (i.e., LCP > polyester)

     .    Retention, i.e., kinked, leads

     .    Different color material

     In addition, the following substitutions may also be made for the designated part type:

     .    Headers - substitute "breakaway" for "solid"

     . DSUB's - substitute "screwlock installed" for units with separate screwlocks

     . PLCC Sockets - substitute low insertion force for standard insertion force

     . DIP Sockets - substitute better than plating (i.e., beryllium> phosphor bronze > copper alloy and, dual leaf > single leaf)

     .    SIMMs - substitute metal latches for plastic latches

     .    DIN - substitute level I > level II > level IIII


     Exceptions:

     .    SIMMs - substation of gold vs. tin plating on contacts is not allowed

     All substitutions are limited to Solectron, Preferred+ and Preferred suppliers and, Zhone approved suppliers.


ZHONE APPROVES THESE SUBSTITUTIONS WITH THE AUTHORIZED SIGNATURE BELOW:


ZHONE TECHNOLOGIES, INC.

Signature: ___________________________

Name:  _______________________________

Title: _______________________________

Date: ________________________________